Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

AST SpaceMobile, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title(1)	Amount of Securities Previously Registered(2)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A common stock	28,750,000	220,800,000	S-1	333-255842	5/14/2021

Equity	Warrants	6,100,000	16,836,000	S-1	333-255842	5/14/2021

Equity	Class A common stock underlying warrants	17,600,000	202,400,000	S-1	333-255842	5/14/2021

Equity	Class A common stock	141,538,066	1,350,273,149.64	S-1	333-257425	7/2/2021

(1)	No registration fee is payable in connection with the 28,750,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of AST SpaceMobile, Inc., a Delaware corporation, (ii) 6,100,000 warrants to purchase Class A Common Stock at an exercise price of $11.50 per share and (iii) 17,600,000 shares of Class A Common Stock issuable upon the exercise of outstanding warrants, previously registered under Form S-1 (File No. 333-255842), originally filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021; and 141,538,066 Class A Common Stock issuable in exchange for units of ownership interest in AST & Science, LLC, previously registered under Form S-1 (File No. 333-257425), originally filed with the SEC on June 25, 2021 (collectively, the “Prior Registration Statements,” in each case as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

(2)	187,888,066 shares of Class A Common Stock and 6,100,000 warrants to purchase Class A Common Stock at an exercise price of $11.50 per share registered under the Prior Registration Statements are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statements, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.